EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-67770, 333-86478, 333-101829, 333-113620, 333-141891 and 333-147829) and on Form S-8 (Nos. 333-71266, 333-84616, 333-125992, 333-133559 and 333-137021) of Kraft Foods Inc. of our reports dated February 19, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois

February 27, 2009